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                                                                    Exhibit 8(a)

                             GODFREY & KAHN, S.C.
                               Attorneys at Law
                            780 North Water Street
                        Milwaukee, Wisconsin 53202-3590
                                 www.gklaw.com
                             Phone: (414) 273-3500
                             Fax:   (414) 273-5198


                                  May 30, 2001



Marshall & Ilsley Corporation
770 North Water Street
Milwaukee, Wisconsin 53202


     RE: Federal Income Tax Consequences of Merger between Marshall & Ilsley Corporation and National City Bancorporation


Ladies and Gentlemen:

     We have acted as counsel to Marshall & Ilsley Corporation, a Wisconsin corporation ("M&I") in connection with the planned merger of National City Bancorporation, an Iowa corporation ("National City"), with and into M&I, pursuant to the Agreement and Plan of Merger, dated as of April 30, 2001, by and between M&I and National City as described in the proxy statement of National City and prospectus of M&I dated May 30, 2001 (the "Proxy Statement/Prospectus") which is part of the registration statement on Form S-4, dated May 30, 2001 (the "Registration Statement") to which this opinion is attached as an exhibit.

     It is our opinion that the discussion set forth under the heading "THE MERGER - Material Federal Income Tax Consequences" in the Proxy
Statement/Prospectus accurately describes our opinion regarding the qualification of the Merger as a reorganization and is a fair and accurate summary of the matters therein discussed, subject to the limitations therein contained.
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Marshall & Ilsley Corporation
May 30, 2001
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the heading "THE MERGER" - Material Federal Income Tax Consequences" in the Proxy Statement/Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                              Very truly yours,


                              /s/ Godfrey & Kahn, S.C.


                              GODFREY & KAHN, S.C.